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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 13, 1998
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                        Wells Real Estate Fund X, L.P.
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            (Exact name of registrant as specified in its charter)



                                    Georgia
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                (State or other jurisdiction of incorporation)



        0-23719                                             58-2250093
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(Commission File Number)                     (IRS Employer Identification No.)



               3885 Holcomb Bridge Road, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code     (770) 449-7800
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         (Former name or former address, if changed since last report)
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  On February 13, 1998, Fund IX and Fund X Associates (the "Fund IX-X Joint
Venture") acquired a two story office building with approximately 106,750 rentable square feet located in Louisville, Boulder County, Colorado (the "Ohmeda Building") from Lincor Centennial Ltd., a Colorado limited partnership ("Lincor"), pursuant to that certain Agreement for the Purchase and Sale of Property (the "Contract") between Lincor and Wells Real Estate Fund X, L.P. (the "Registrant").

  The Fund IX-X Joint Venture is a joint venture formed on March 20, 1997 between the Registrant and Wells Real Estate Fund IX, L.P. ("Wells Fund IX") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The investment objectives of Wells Fund IX are substantially identical to those of the Registrant.

  The rights under the Contract were assigned by the Registrant, the original purchaser under the Contract, to the Fund IX-X Joint Venture at closing. The purchase price for the Ohmeda Building was $10,325,000.00. The Fund IX-X Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Ohmeda Building, including attorneys' fees, recording fees and other closing costs, of approximately $6,644.25.

  The Registrant contributed $6,887,762.83 to the Fund IX-X Joint Venture for its share of the purchase of the Ohmeda Building, and Wells Fund IX contributed $3,460,192.32 to the Fund IX-X Joint Venture for its share of the purchase of the Ohmeda Building. All income, loss, profit, net cash flow, resale gain and sale proceeds of the Fund IX-X Joint Venture are allocated and distributed between the Registrant and Wells Fund IX based upon their respective capital contributions to the joint venture. The Registrant has made total capital contributions to the Fund IX-X Joint Venture of $10,387,762.83 and currently has an equity percentage interest in the Fund IX-X Joint Venture of 59.74%, and Wells Fund IX has made total capital contributions to the Fund IX-X Joint Venture of $7,001,956.95 and currently has an equity percentage interest in the Fund IX-X Joint Venture of 40.26%.

  As set forth above, the Ohmeda Building is a two story building containing approximately 106,750 rentable square feet which was completed in 1988. The building was designed to accommodate the needs of a high-technology tenant, and to provide the tenant substantial interior flexibility in order to accommodate new product developments, changes in electronics manufacturing techniques and the introduction of automated material handling systems. The Ohmeda Building is modular re-tan brick with flush mortar joints and energy efficient insulated solarban glass set in a clear aluminum mullion system. The office area represents approximately 47% of the building area, and the non-office area represents approximately 53%. The lower level has 17 foot high ceilings and is divided into three areas: the production area, the materials and finished goods handling area, and the support administration, exercise room and cafeteria area. The cafeteria and the exercise room contain a glass curtain wall offering panoramic views of the mountains to the west. The upper level on the west side contains managerial and financial offices, as well as research and employee amenity space.

  The site is approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver, situated near Highway 36 (Centennial Parkway), which is the main thoroughfare between Boulder and Denver. The site is a 15 acre tract of land in the Centennial Valley Business Park in Louisville, Colorado with scenic views both to and from the site. The site is situated approximately 100 feet above Centennial Parkway with access by a "Z" curve roadway east of the site. All of the Ohmeda Building access points, including a glass vestibule entry court, are turned away from the strong winds from the west. The parking area, which contains approximately 500 parking spaces, is concealed from the view of Centennial Parkway and is open to the scenic views of the mountains.

  The entire 106,750 rentable square feet of the Ohmeda Building is currently under a net Lease Agreement dated February 26, 1987, as amended by First Amendment to Lease dated December 3, 1987, and as amended by Second Amendment to Lease dated October 20, 1997 (the "Lease") with Ohmeda, Inc., a Delaware corporation ("Ohmeda"). The Lease was assigned to the Fund IX-X Joint Venture at the closing. The Lease currently expires

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in January 2005, subject to (i) Ohmeda's right to effectuate an early termination of the Lease under the terms and conditions described below, and
(ii) Ohmeda's right to extend the Lease for two additional five year periods of time.

  Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and haemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

  The obligations of Ohmeda under the Lease have been guaranteed by The BOC Group, Inc., a Nevada corporation (the "Guarantor"), which is a wholly-owned subsidiary of BOC Holdings, whose ultimate parent is The BOC Group plc, an English corporation. Ohmeda is a wholly owned subsidiary of the Guarantor. The Guarantor, which is in the businesses of gases and related products, vacuum technology and health care, reported total consolidated sales of in excess of $2 billion for its fiscal year ended September 30, 1997, and a net worth of in excess of $462 million.

  The monthly base rental payable under the Lease will be $83,709.79 through January 31, 2003; $87,890.83 from February 1, 2003 through January 31, 2004; and $92,249.79 from February 1, 2004 through January 31, 2005. Under the Lease, Ohmeda is responsible for all utilities, taxes, insurance and other operating costs with respect to the Ohmeda Building during the term of the Lease. In addition, Ohmeda shall pay a $21,000 per year management fee for maintenance and administrative services of the Ohmeda Building. The Fund IX-X Joint Venture, as landlord, is responsible for maintenance of the roof, exterior and structural walls, foundations, other structural members and floor slab, provided that the landlord's obligation to make repairs specifically excludes items of cosmetic and routine maintenance such as the painting of walls.

  The Lease contains an early termination clause that allows Ohmeda the right to terminate the Lease, subject to certain conditions, on either January 31, 2001 or January 31, 2002. In order to exercise this early termination clause, Ohmeda must give the Fund IX-X Joint Venture notice on or before 5:00 p.m. MST, January 31, 2000, and said notice must identify which early termination date Ohmeda is exercising. If Ohmeda exercises its right to terminate on January 31, 2001, then Ohmeda must tender $753,388.13 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2002 for the tax year 2001 based on the most recent assessment information available on the early termination date. If Ohmeda exercises its right to terminate on January 31, 2002, then Ohmeda must tender $502,258.75 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2003 for the tax year 2002 based on the most recent assessment information available on the early termination date. At the present time, real property taxes relating to this property are approximately $135,500 per year. The payment of these amounts by Ohmeda for early termination must be made on or before the 180th day prior to the appropriate early termination date. If the amount of the real property taxes actually assessed is greater than the amount paid by Ohmeda on the early termination date, then Ohmeda shall pay the landlord the difference within thirty (30) days of the receipt of landlord's demand for said difference. If the amount of the real property taxes actually assessed is less than the amount paid by Ohmeda on the early termination date, then Ohmeda shall be entitled to a refund from the landlord of the difference within thirty (30) days of the landlord's receipt of the real property tax invoice for the appropriate tax year.

  The Lease contains a provision whereby the tenant has the option to extend the primary lease term for up to two consecutive five year terms at the then current market rental rates.

  In addition, the Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the Fund IX-X Joint Venture to expend funds necessary to acquire additional land, if such land is necessary to such expansion and available for purchase for said expansion purposes, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four months' prior written notice to the Fund IX-X Joint Venture. During the four months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the Fund IX-X Joint Venture shall negotiate in good faith and enter into an amendment to the Lease for the construction and rental of the

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expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space. The base rental for the expansion space payable under the Lease shall be calculated to generate a rate of return to the Fund IX-X Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, ten year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3.0%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Lease from February 1, 2005 through the remaining balance of the new, extended ten year primary lease term, shall be based on a combined rental rate equal to the sum of (i) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus (ii) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous Lease year plus an amount equal to 2% of the base rent payable during such previous Lease year.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


  (a)  Audited Financial Statements.  Since it is impracticable to provide the
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required financial statements for the acquired real property described above at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before April 24, 1998 by amendment to this Form 8-K, which date is within the 60 day period allowed to file such an amendment.



  (b) Pro Forma Financial Information.  See paragraph (a) above.
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                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WELLS REAL ESTATE FUND X, L.P.
                                  Registrant


                                  By: /s/ Leo F. Wells, III
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                                      Leo F. Wells, III, as General Partner and
                                      as President and sole Director of Wells
                                      Capital, Inc., the General Partner of
                                      Wells Partners, L.P., General Partner



Date:  February 24, 1998

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